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                                                                    EXHIBIT 23.1

          CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-2 (File No. 333-23591) of our report, dated January 31, 1997, on our audits of the consolidated financial statements of Monaco Coach Corporation as of December 30, 1995 and December 28, 1996, and for the years ended December 31, 1994, December 30, 1995 and December 28, 1996. We also consent to the reference to our firm under the caption "Experts".


                                          COOPERS & LYBRAND L.L.P.


Eugene, Oregon
May 22, 1997